SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2004

ROYSTER-CLARK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-81235	76-0329525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1251 Avenue of the Americas-Suite 900 New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 332-2965

(Former Name or Former Address, if Changed Since Last Report)

The matters discussed in this Report include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include those regarding the Registrant’s financial position, business, marketing and product introduction and development plans and objectives of management for future operations, and other risks detailed in the Registrant’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Registrant’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Registrant cannot give assurance that the results anticipated herein will be attained.

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.	Other Events and Regulation FD Disclosure

On March 17, 2004, Royster-Clark, Inc. issued a joint press release with Rentech, Inc. announcing that the state of Illinois has awarded Royster-Clark, Inc a grant of $500,000 for an economic and development study to convert Royster-Clark’s natural gas fed ammonia plant in East Dubuque, Illinois to coal feedstock using Advanced Clean Coal Technology. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated herein in its entirety by reference into this Item 5.

ITEM 7.	Financial Statements and Exhibits.

(c)	Exhibits:

99.01	Press release dated March 17, 2004 announcing that the state of Illinois has awarded Royster-Clark, Inc a grant of $500,000 for an economic and development study to convert Royster-Clark’s natural gas fed ammonia plant in East Dubuque, Illinois to coal feedstock using Advanced Clean Coal Technology.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royster-Clark, Inc.

Date: March 18, 2004	By:	/s/ Joel F. Dunbar

Joel F. Dunbar Vice President, Assistant Secretary and Controller

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT	FILED WITH THIS REPORT
99.01	Press release dated March 17, 2004 announcing that the state of Illinois has awarded Royster-Clark, Inc a grant of $500,000 for an economic and development study to convert Royster-Clark’s natural gas fed ammonia plant in East Dubuque, Illinois to coal feedstock using Advanced Clean Coal Technology.	X